Exhibit 4.1 DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 As of December 31, 2019, WSFS Financial Corporation (“we”, “our” and “us”), has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended: common stock, par value $0.01 per share (“common stock”). The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (our “Charter”), our Amended and Restated By-laws (our “By-laws”), and applicable provisions of the Delaware General Corporation Law (“DGCL”). Our Charter and By-laws are included as exhibits to our Annual Report on Form 10-K of which this Exhibit 4.1 forms a part. We encourage you to carefully read our Charter, By-laws and the applicable provisions of the DGCL for additional information. General Under the Charter, we have the authority to issue 97,500,000 shares of stock, consisting of 90,000,000 shares of common stock and 7,500,000 million shares of preferred stock, par value $0.01 per share (“preferred stock”). Shares of our common stock are listed on the Nasdaq Global Select Market under the ticker symbol “WSFS.” The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. Capital Stock Outstanding We only have shares of common stock outstanding, all of which are fully paid and nonassessable. The Board is authorized to provide for the issuance of shares of preferred stock in series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Voting Rights The presence, in person or by proxy, of the holders of record of shares of our capital stock entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of our capital stock entitled to vote constitutes a quorum at all meetings of the stockholders. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy constitutes a quorum entitled to take action with respect to that vote on that matter. Each holder of a share of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. Except for elections of directors, all matters submitted to the stockholders at any meeting are decided by the vote of a majority of the shares present in person or represented by proxy and entitled to vote with respect thereto. Our Charter permits stockholders to cumulate their votes for directors. Each stockholder is entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. Directors are elected by a plurality of votes cast. Preemptive Rights Holders of our common stock have no preemptive or conversion rights or other subscription rights.

Dividend Rights Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of shares of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our Board of Directors (the “Board”) out of funds legally available for that purpose. Liquidation Rights In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of any series of our preferred stock then outstanding. Anti-takeover Effects of Certain Provisions Certain provisions of the DGCL, our Charter and By-laws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult. Authorized Shares. Our Charter authorizes the issuance of 90,000,000 shares of common stock and 7,500,000 shares of preferred stock. These shares of common stock and preferred stock provide the Board with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board consistent with its fiduciary duty to deter future attempts to gain control of us. The Board also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions. Special Meetings of Stockholders. Our Charter and By-laws provide that special meetings of stockholders may only be called by the Board by vote of a majority of the directors. Stockholders are not entitled to call special meetings of stockholders. The business permitted to be conducted at any special meeting of stockholders is limited to the purposes specified in the notice of meeting. Action by Stockholders Without A Meeting. Our Charter and By-laws provide that no action may be taken by stockholders without a meeting. Classified Board. Our Charter and By-laws provide that our Board is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by the Company’s stockholders, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of the Company’s stockholders, with the other classes continuing for the remainder of their respective three-year terms. Number of Directors; Directors Removed Only for Cause; Filling Vacancies. Our By-laws provide that the number of directors is fixed from time to time exclusively by the Board. Our Charter and By-laws provide that stockholders may remove directors only for cause. Our By-laws provide that vacancies occurring on the Board may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. Consideration of Non-Monetary Factors. Our Charter provides that when considering any offer to purchase or otherwise acquire all or a substantial part of the Company, the Board may consider all relevant factors including the social and economic effects of the acceptance of such offer on the Company’s present and future customers and employees and those of its subsidiaries. 2

Amendment of Charter and By-laws. Our Charter generally may be amended upon approval by the Board and the holders of a majority of the outstanding shares of our common stock. Our By-laws may be amended, rescinded or repealed (i) at any meeting of the Board, provided notice of the proposed change was given in the notice of the meeting and notice was given not less than two days prior to the meeting, or (ii) by the stockholders by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of voting stock, voting together as a single class. Advance Notice Provisions. Our By-laws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, not less than 90 days or more than 120 days prior to the anniversary date of the mailing date of our proxy statement for the immediately preceding annual meeting of stockholders; provided, that in the event that the date of the annual meeting is more than 25 days before or after such anniversary date or a special meeting called for the purpose of electing directors, notice by the stockholder must be so received not later than the 10th day following the day on which public announcement of the date of the meeting is first made by us. Delaware Interested Stockholder Statute. Section 203 of the DGCL limits our ability to enter into business combination transactions with any interested shareholder for three years following the interested shareholder’s stock acquisition date, unless (i) the Board approves the business combination or the stock acquisition prior to the interested stockholder’s stock acquisition date; (ii) upon completion of the transaction, the interested stockholder would own at least 85% of the outstanding shares of the corporation; or (iii) the business combination is approved by the Board and subsequently approved by the stockholders by a vote of at least 66 and 2/3 percent of the outstanding shares which are not owned by the interested stockholder. An interested stockholder includes: • a beneficial owner, directly or indirectly, of 15% or more of our outstanding voting stock; or • an affiliate or associate who, at any time within the three years prior to the date in question was a beneficial owner, directly or indirectly, of 15% or more of our outstanding voting stock. A business combination includes: • any merger or consolidation of us with the interested stockholder; • any disposition to the interested stockholder of our assets with an aggregate market value equal to 10% or more of our assets or of all our outstanding stock; • any transaction which results in an increase of the interested stockholders’ share of our stock; or • any receipt by the interested stockholder of any financial benefit, directly or indirectly (except proportionately as our stockholder) by or through us, including in each case a transaction with any of our direct or indirect majority-owned subsidiaries. 3

Exclusive Jurisdiction. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought by us or in our name, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us to us or to our stockholders, (iii) any action arising pursuant to any provision of the DGCL or our Charter or By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find our choice of forum provisions to be inapplicable or unenforceable in such action. Transfer Agent The transfer agent and registrar for our common stock is American Stock Transfer and Trust. 4